UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2015
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Quantum Corporation

(Exact name of registrant as specified in its charter)

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Delaware

(State or other jurisdiction of incorporation)

1-13449	94-2665054
(Commission File No.)	(IRS Employer Identification No.)

224 Airport Parkway, San Jose, CA 95110

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (408) 944-4000
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective May 6, 2015, Jeffrey C. Smith, a member of the Board of Directors (the “Board”) of Quantum Corporation (the “Company”), resigned from the Board and the Leadership and Compensation Committee of the Board.

Pursuant to the terms of the settlement agreement, dated as of July 28, 2014 (the “Settlement Agreement”) between Starboard Value L.P., certain of its affiliates and the Company as previously disclosed in the Company’s 8-K filed with the Securities and Exchange Commission on July 29, 2014, effective as of May 6, 2015, Robert J. Andersen, the current Executive Vice President and Chief Financial Officer of Tessera Technologies, Inc., has been appointed to replace Mr. Smith on the Board. Mr. Anderson’s appointment and service on the Board is subject to all of the terms and conditions set forth in the Settlement Agreement, including the terms that were specifically applicable to Mr. Smith. Mr. Anderson has not been appointed to any committees of the Board. He will participate in the Company’s standard compensation and benefits program for outside directors.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits
99.1 Press Release, dated May 6, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANTUM CORPORATION

/s/ SHAWN D. HALL
Shawn D. Hall
Senior Vice President, General Counsel and
Secretary

Dated: May 6, 2015

EXHIBIT INDEX

Exhibit	Description
99.1	Press Release, dated May 6, 2015.